Exhibit 99.1

GameStop Provides Business Update Related to COVID-19

Grapevine, Texas (April 21, 2020) - GameStop Corp. (NYSE: GME) today announced business updates related to the COVID-19 pandemic.

George Sherman, GameStop’s Chief Executive Officer, said, “As we continue to navigate these unprecedented times, our priority has been and continues to be on the well-being of our employees, customers and business partners. I am very proud of the resilience that our teams are showing during this time. In very short order, we implemented a temporary curbside pick-up process at the majority of our U.S. stores in accordance with state and local ordinances. By using our omni-channel buy online pickup in store and ship from store capabilities, we are able to operate in a safe and regulatory compliant way while meeting the increased demand for our products as more consumers work, learn, and play from home. Importantly, since we closed stores to the public on March 22nd, through omni-channel fulfillment, we have retained over 90%1 of our planned sales volumes in the two-thirds of our stores that are conducting curbside operations. We believe this speaks to the strength of our enhanced omni-channel capabilities implemented in the fall of last year.”

Mr. Sherman continued, “We continue to proactively manage our business with a goal to increase financial flexibility and preserve cash flow in the current environment. Today, we announced salary reductions for our senior management team and board of directors, as well as wage rate reductions for some other corporate and field support staff. In addition, we have offered certain corporate and other support team members the option to work under either half-time/half-pay structure or a temporary furlough program. We believe our aggressive focus on expense, inventory and capital expenditure reductions will help preserve our financial health as we work to ensure readiness and ramp up operations as soon as conditions allow.”

Mr. Sherman concluded, “The situation remains very fluid and a great deal of uncertainty remains, however, we entered into this time with a strong balance sheet and believe that we have sufficient cash and liquidity for the foreseeable future and will continue to take all of the necessary steps to ensure GameStop remains a strong and vibrant company at the end of this crisis.”

The Company is taking the following actions in response to the COVID-19 pandemic:
•A temporary base salary reduction of 50% for George Sherman, Chief Executive Officer, 30% for Jim Bell, Chief Financial Officer and the remainder of the executive leadership team.
•The Board of Directors has temporarily reduced cash compensation to directors by 50%.
•Other actions include:
◦Beginning April 26th, certain other employees across the Company’s worldwide operating units will receive temporarily reduced pay of between 10% and 30%.
◦Offered certain of the Company’s corporate support staff the option to either a temporary furlough or reduced workweek / reduced pay program.
◦Reduced inventory receipts to match demand with a focus on key hardware, software and accessories products.
◦Lowered capital spending to focus on mandatory maintenance or near-term high value strategic projects.
◦Due to the impact of governmental regulations and certain landlord decisions to close properties, the Company did not make a portion of certain lease payments and remains in discussions with its landlords regarding ongoing rent payments, including potential abatement, deferral and or restructuring of future rents during this period of COVID-19 related closure.

Store Operations
The Company announced today the following updates to its global store operations:
•Approximately one-third of U.S. stores locations remain closed, with two-thirds of stores closed to customers but available for curbside pick-up.
•The Company has begun the process of re-opening stores in Italy, Germany, Austria and the states of South Carolina and Georgia and is preparing for the potential to re-open in other operating countries and states in the coming weeks.
•All stores in Australia remain open for business with strong results continuing with approximately 24% comparable store sales for the nine weeks ended April 4, 2020.

Sales Update 1
The Company’s comparable store sales for the nine-week period ended April 4, 2020, declined approximately 23% on a year-over-year basis, which includes the impact of the majority of stores closed in most operating countries throughout the fiscal month of March.
•For the three-week period ended March 21, 2020, the date when the Company closed its stores to customer access, comparable U.S. store sales grew approximately 3% as the Company experienced a surge in demand across products that people need to work, learn or play from home.
•For the five-week fiscal March period, Australia posted comparable store sales increase of approximately 64%.

Liquidity
As of April 4, 2020, the Company had approximately $772 million in total cash and liquidity (approximately $706 million in cash and $66 million in availability on its revolver). The Company continues to expect it has sufficient liquidity and financial flexibility to navigate the current environment.

About GameStop
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is the world’s largest video game retailer, operates approximately 5,500 stores across 14 countries, and offers the best selection of new and pre-owned video gaming consoles, accessories and video game titles, in both physical and digital formats. GameStop also offers fans a wide variety of POP! vinyl figures, collectibles, board games and more. Through GameStop’s unique buy-sell-trade program, gamers can trade in video game consoles, games, and accessories, as well as consumer electronics for cash or in-store credit. The company's consumer product network also includes www.gamestop.com and Game Informer® magazine, the world's leading print and digital video game publication.

General information about GameStop Corp. can be obtained at the Company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

Notes: (1) All references to sales within this release are calculated based on the company’s internal data, which the company uses to estimate revenue performance on a daily or weekly interval. Sales growth percentages represent the amount of absolute sales recovered relative the company’s planned sales volumes during this period. Due to the adoption of the temporary operating model and closure of some stores, changes are based on absolute sales dollar changes and are not presented in accordance with the company’s comparable sales definition. The sales percentages in this release are estimated, unaudited and subject to the closing of the fiscal quarter ending May 2, 2020 and to quarter-end financial and accounting procedures that have yet to be performed. When the company prepares its financial statements for the fiscal quarter ending May 2, 2020, it may identify material adjustments that would have changed the amounts shown for the periods described in this release.

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information, including expectations as to future operating profit improvement. Such statements include without limitation those about the Company’s expectations for fiscal 2020, future financial and operating results, projections, expectations and other statements that are not historical facts. All statements regarding targeted and expected benefits of our transformation, capital allocation, profit improvement and cost-savings initiatives, and expected fiscal 2020 results, are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those reflected or described in the forward-looking statements: the uncertain impact, effects and results of pursuit of operating, strategic, financial and structural initiatives, including the Reboot strategic plan; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital and credit; the impact of the COVID-19 outbreak on capital markets and our business; our inability to obtain sufficient quantities of product to meet consumer demand, including due to supply chain disruptions on account of trade restrictions, political instability, COVID-19, labor disturbances and product recalls; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles business; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve; our ability to assess and implement technologies in support of our omnichannel capabilities; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executives and other key personnel and our ability to attract and retain qualified employees in all areas of the organization; changes in consumer preferences and economic conditions; increased operating costs, including wages;

disruptions to our information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; risks associated with international operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits; our use of proceeds from the sale of our Spring Mobile business; and unexpected changes in the assumptions underlying our outlook for fiscal 2020. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 2, 2019 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact
GameStop Corp. Investor Relations
(817) 424-2001
investorrelations@gamestop.com